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                                                                      Exhibit 23

[LETTERHEAD OF PRICEWATERHOUSECOOPERS]


                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-21755) of First Lancaster Bancshares, Inc. and Subsidiary of our report dated August 18, 1999, relating to the consolidated financial statements, which appears in the 1999 Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-KSB for the year ended June 30, 1999.

/s/ PricewaterhouseCoopers LLP

Lexington, Kentucky
September 23, 1999